UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 11, 2017

CIPHERLOC CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

702-818-9011

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 10, 2017, the Company received a letter of resignation dated April 9, 2017 from Gino Mauriello resigning as a Director. The remaining board member, Mr. De La Garza accepted the resignation.

On April 11, 2017, Mr. De La Garza as the only remaining board member appointed Albert Carlson PhD and Sammy E Davis DrPH to fill the two vacant board seats.

Albert Carlson, PhD, is 57 years of age and is the Company’s Chief Scientific Officer. He has extensive experience in on-time design to delivery while remaining under budget at all levels of engineering. Additionally, he has worked in many areas of engineering and has focused extensive world knowledge, as well as deep algorithmic, set theory, mathematical, and design expertise. Dr. Carlson holds a PhD in Computer Science from the University of Idaho.

Sammy E. Davis DrPH, 70 years of age has documented experience spanning over 20 years in operations, finance, budgeting, financial reporting, revenue cycle management, inventory, payroll, accounts receivable and payable, and information systems in the healthcare industry. He has held numerous managerial positions as a CEO and Administrator. Dr. Davis holds a Doctor of Public Health degree from the University of Texas.

There are no transactions involving the newly appointed Directors that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 17.4 Resignation Letter

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	CipherLoc Corporation

Date: April 13, 2017	By:	/s/ Michael De La Garza
Michael De La Garza
Director and Chief Executive Officer (Principal Executive Officer)